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                                                             Exhibit 5.1 (Notes)



                                November 6, 1997


High Voltage Engineering Corporation
401 Edgewater Place, Suite 680
Wakefield, Massachusetts 01880-6210

         Re:  Registration Statement on Form S-4
              Under the Securities Act of 1933, as Amended
              --------------------------------------------


Ladies and Gentlemen:

     We have acted as counsel for High Voltage Engineering Corporation, a Massachusetts corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $135,000,000 aggregate principal amount of its 10 1/2% Senior Notes Due 2004 (the "Notes"), pursuant to a Registration Statement on Form S-3 (File Number:
333-33963) (as amended, the "Registration Statement"), initially filed with the Securities Exchange Commission on August 19, 1997. The Notes will be issued under the Indenture (the "Indenture") dated August 8, 1997 between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee").

     As such counsel, we have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Notes. We have also examined and relied upon originals or copies, certified or otherwise identified or authenticated to our satisfaction, of such corporate records, instruments, agreements or other documents of the Company, and certificates of officers of the Company as to certain factual matters, and have made such investigation of law and have discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

     This opinion is limited solely to the Massachusetts Business Corporation Law as applied by courts located in Massachusetts.




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High Voltage Engineering Corporation
November 6, 1997
Page 2



     Based upon and subject to the foregoing, we are of the opinion that:

     1. The issuance and exchange of the Notes as described in the Registration Statement have been duly authorized by the Company.

     2. The Notes, when duly issued, and delivered by the Issuer as described in the Registration Statement (assuming due authorization and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute obligations of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.



                                            Very truly yours,


                                            /s/ BINGHAM DANA LLP

                                            BINGHAM DANA LLP